Exhibit 4.6

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE REOFFERED OR RESOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

GROWN ROGUE INTERNATIONAL INC.

(the “Issuer”)

SUBSCRIPTION AGREEMENT

Common Shares and Warrants

The offering will be completed in two tranches (the “Offering”). Under the first tranche, common shares of the Issuer will be offered at a price of $0.125 (each, a “Offered Share”). The first tranche Closing shall occur within 5 Business Days of the date of this Agreement.

Under the second tranche, units of the Issuer (each, a “Unit”) will be offered at a price equal to the greater of $0.125 and the 10 trading day VWAP prior to the date of the second tranche Closing (the “Second Tranche Issuance Price”). Each Unit under the second tranche closing will be comprised of one common share of the Issuer and one whole common share purchase warrant (each, a “Warrant”) entitling the holder to purchase one common share of the Issuer (each, a “Warrant Share”) at an exercise price equal to the 25% premium to the Second Tranche Issuance Price for a period of two years after the second tranche Closing. The Issuer has the right to accelerate the expiry date of the Warrants to be thirty (30) days following written notice to the holder if during the term the common shares of the Issuer close at or above a price that is double the Second Tranche Issuance Price on each trading day for a period of ten (10) consecutive trading days on the Exchange. The second tranche Closing shall be completed within 120 of the date of this Agreement.

The Offered Shares and Units will be offered in Canada, in the United States and in such other jurisdictions outside of Canada and the United States as the Issuer may determine, pursuant to exemptions from the registration and prospectus requirements of applicable securities legislation. The Offered Shares and Units shall further have, and the Offering shall further be conducted on, the terms and conditions specified in Schedules A and B hereto.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION PRIOR TO DELIVERY TO THE ISSUER

1.	The subscriber (the “Subscriber”) must complete the information required on page 2 with respect to subscription amounts, subscriber details and registration and delivery particulars.

2.	The Subscriber must complete the personal information required on page 4. The Subscriber acknowledges and agrees that this information may be provided to the Canadian Securities Exchange (the “Exchange”) and the applicable securities regulatory authorities, as applicable.

3.	The Subscriber must complete the applicable form (the “Form”) at the end of Schedule B namely Form 1 – “U.S. Purchaser Certificate”.

4.	Return this subscription, together with the Form, to the Corporation, Attn: J. Obie Strickler, 340 Richmond Street West, Toronto, Ontario M5V 1X2or by e-mail to obie@grownrogue.com with payment for the total subscription price for the subscribed securities by way of a certified cheque, wire, money order or bank draft made payable to “Grown Rogue International Inc.”. If funds are being wired, please contact the Issuer for wiring instructions.

Subscription Agreement

TO:	GROWN ROGUE INTERNATIONAL INC.

1.	The Subscriber irrevocably subscribes for and agrees to purchase from the Issuer the following securities:

	No. of Offered Shares at $0.125 each under the first tranche Offering:	●2,031,784

	No. of Units at the Second Tranche Issuance Price under the second tranche Offering:	The number of Units equal to US$200,000 divided by the Second Tranche Issuance Price

	Total subscription price for the subscribed securities:	US$400,000

2.	The Subscriber and the Issuer agree that the Offered Shares and Units shall have, and the Offering thereof shall be conducted on, the terms and conditions specified in this Agreement, which includes Schedules A and B hereto. The Subscriber hereby makes the representations, warranties, acknowledgments and agreements set out in Schedules A and B hereto and in the Form, and acknowledges and agrees that the Issuer and its counsel will and can rely on such representations, warranties, acknowledgments and agreements should this subscription be accepted by the Issuer.

3.	Identity of and execution by Subscriber:

BOX A: SUBSCRIBER INFORMATION AND EXECUTION

Jakob Iotte

5800 Central Gardens Way Apt 303, Palm Beach Gardens, FL 33418		/s/ Jakob Iotte
920-450-7292	jakobiotte1@gmail.com	Jakob Iotte

Execution hereof by the Subscriber shall constitute an offer and agreement to subscribe for such number of Offered Shares and Units for such total subscription price as set out in Item 1 above pursuant to the provisions of Item 2 above, and acceptance by the Issuer shall effect a legal, valid and binding agreement between the Issuer and the Subscriber. This subscription may be executed and delivered in counterparts and by facsimile, and shall be deemed to bear the date of acceptance below.

4.	If the Offered Shares and Units are to be registered other than as set out in Box A, the Subscriber directs the Issuer to register and deliver the Offered Shares and Units as follows:

BOX B: ALTERNATE REGISTRATION INSTRUCTIONS

(name of registered holder)

(address of registered holder – include city, province/state and postal/zip code)

(registered holder: contact name, contact telephone number and contact email address)

5.	If the Offered Shares and Units are to be delivered other than as set out in Box A (or if completed, Box B), the Subscriber directs the Issuer to deliver the Offered Shares and Units as follows:

Subscription Agreement

BOX C: ALTERNATE DELIVERY INSTRUCTIONS

(name of recipient)

(address of recipient – include city, province/state and postal/zip code)

(recipient: contact name, contact telephone number and contact email address)

Subscription Agreement

ACCEPTANCE

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement.

This subscription is accepted and agreed to by the Issuer as of the ______ day of ___________, 2020.	)	GROWN ROGUE INTERNATIONAL INC.
)
	)	Per:	/s/ J. Obie Strickler
	)		Authorized Signatory

Subscription Agreement

PERSONAL INFORMATION

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.	Security Holdings. The Subscriber and all persons acting jointly and in concert with the Subscriber own, directly or indirectly, or exercise control or direction over (provide additional details as applicable):

☒	2,031,784 common shares of the Issuer and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Subscriber to acquire additional common shares or other kinds of shares of the Issuer:

☐	No shares of the Issuer or securities convertible into shares of the Issuer.

2.	Insider Status. The Subscriber either:

☐	Is an “Insider” of the Issuer as defined in the Securities Act (Ontario), by virtue of being:

(a)	a director or an officer of the Issuer;

(b)	a director or an officer of a person that is an Insider or subsidiary of the Issuer;

(c)	a person that has

(i)	beneficial ownership of, or control or direction over, directly or indirectly, or

(ii)	a combination of beneficial ownership of, and control or direction over, directly or indirectly,

securities of the Issuer carrying more than 10% of the voting rights attached to all of the Issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

☒	Is not an Insider of the Issuer.

3.	Registrant Status. The Subscriber either:

☐	Is a “Registrant” by virtue of being a person registered or required to be registered under the Securities Act (Ontario) or other applicable securities laws; or

☒	Is not a Registrant.

“Registrant” means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to the applicable securities laws, or a person (as that term is defined herein) registered or otherwise required to be registered under applicable securities laws.

SCHEDULE A

1.	Interpretation

1.1	Unless the context otherwise requires, reference in this subscription to:

(a)	“Agreement” means this subscription agreement, including all schedules, forms and other attachments attached thereto;

(b)	“Applicable Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders and notices of, the applicable securities regulatory authority or authorities of the applicable jurisdiction or jurisdictions as the case may be;

(c)	“Business Day” means a day which is not a Saturday, Sunday, or civic or statutory holiday on which Canadian chartered banks are open for the transaction of regular business in the city of Toronto, Ontario;

(d)	“Closing” refers to the completion of the purchase and sale of the Offered Shares and Units, as the case may be, and if the purchase and sale occurs in two or more tranches, the respective completion of the purchase and sale of Offered Shares and Units, as the case may be, shall be the “Closing” in respect of those securities;

(e)	“Closing Time” means the time of Closing;

(f)	“Exchange” means the Canadian Securities Exchange;

(g)	“Exemptions” has the meaning set out in section 3.1 of this Schedule A;

(h)	“Form” means the form attached to and forming a part of this subscription, including all further schedules, exhibits and other appendices to such Form;

(i)	“NI 45-102” and “NI 45-106” refer to National Instrument 45-102 Resale of Securities and National Instrument 45-106 Prospectus Exemptions, respectively, of the Canadian Securities Administrators;

(j)	“Offered Share” has the meaning set out on the first page of this Agreement;

(k)	“Offering” has the meaning set out on the first page of this Agreement;

(l)	“Public Record” refers to all public information which has been filed by the Issuer pursuant to Applicable Securities Laws;

(m)	“Regulation D” means Regulation D promulgated under the U.S. Securities Act;

(n)	“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(o)	“Second Tranche Issuance Price” has the meaning set out on the first page of this Agreement;

(p)	“Securities” has the meaning set out in section 2.3 of this Schedule A;

(q)	“Selling Jurisdictions” means Canada, the United States and such other jurisdictions outside of Canada and the United States where the Issuer may conduct the Offering;

(r)	“subscription” or “subscription agreement” means this subscription agreement and includes all schedules hereto and the Form;

(s)	“Unit” has the meaning set out on the first page of this Agreement;

(t)	“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S; and for greater certainty, “U.S. Person” includes but is not limited to (A) any natural person resident in the United States; (B) any partnership or corporation organized or incorporated under the laws of the United States; (C) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose

Schedule A

of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; and (D) any estate or trust of which any executor or administrator or trustee is a U.S. Person;

(u)	“U.S. Purchaser” means a Subscriber that (i) has been offered the Offered Shares and Units in the United States, (ii) executed this subscription agreement or otherwise placed its purchase order for Offered Shares and Units in the United States, or (iii) is, or is acting on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States.

(v)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(w)	“Warrant” has the meaning set out on the first page of this Agreement; and

(x)	“Warrant Share” has the meaning set out on the first page of this Agreement.

1.1	In the subscription, the terms “designated offshore securities market”, “directed selling efforts”, “foreign issuer” and “United States” have the meanings prescribed in Regulation S.

1.2	Unless otherwise stated, all dollar figures herein expressed are in Canadian Dollars.

1.3	References imputing the singular shall include the plural and vice versa; references imputing individuals shall include corporations, partnerships, societies, associations, trusts and other artificial constructs and vice versa; and references imputing gender shall include the opposite gender.

2.	Description of Offering and Securities

2.1	The Offering will be completed in two tranches. Under the first tranche, common shares of the Issuer will be offered at a price of $0.125. The first tranche Closing shall occur within 5 Business Days of the date of this Agreement.

2.2	Under the second tranche, units of the Issuer will be offered at a price equal to the greater of $0.125 and the 10 trading day VWAP prior to the date of the second tranche Closing. Each Unit under the second tranche closing will be comprised of one common share of the Issuer and one Warrant entitling the holder to purchase one Warrant Share at an exercise price equal to the 25% premium to the Second Tranche Issuance Price for a period of two years after the second tranche Closing. The Issuer has the right to accelerate the expiry date of the Warrants to be thirty (30) days following written notice to the holder if during the term the common shares of the Issuer close at or above a price that is double the Second Tranche Issuance Price on each trading day for a period of ten (10) consecutive trading days on the Exchange. The second tranche Closing shall be completed within 120 of the date of this Agreement.

2.3	The Offered Shares, Units and the Warrant Shares are also collectively referred to herein as the “Securities”. The Issuer may, in its discretion and subject to the approval of the Exchange, increase the size of the Offering and/or offer or sell additional securities concurrently with the Offering and/or the Issuer may, in the future in its sole discretion and without notice to the Subscriber, offer or sell additional securities. The Offering is not subject to any minimum aggregate offering and there can be no assurances that the Issuer will raise sufficient funds, through the Offering or otherwise, to meet its objectives.

3.	Eligibility and Subscription Matters

3.1	The Offering is being made pursuant to exemptions (the “Exemptions”) from the registration and prospectus requirements of the Applicable Securities Laws. The Subscriber acknowledges and agrees that the Issuer and its counsel will and can rely on the representations, warranties, acknowledgments and agreements of the Subscriber contained in this Agreement both at the date hereof and at the time of each Closing and otherwise provided by the Subscriber to the Issuer to determine the availability of Exemptions should this subscription be accepted.

3.2	The Offering is not, and under no circumstances is to be construed as, a public offering of the Securities. The Offering is not being made, and this subscription does not constitute, an offer to sell or the solicitation of an offer to

Schedule A

buy the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

3.3	Subscribers must duly complete and execute this subscription together with the Form hereto (please see the Instructions listed on the face page hereof) and return them to the Issuer with payment for the total subscription price for the subscribed Offered Shares and Units by way of a certified cheque, money order or bank draft made payable to a certified cheque, bank draft or wire transfer or other acceptable form of payment to the Issuer for the total Subscription Amount:

Subscription	Subscription forms should be filled out, signed and delivered with payment to:
Procedure:	Grown Rogue International Inc.
340 Richmond Street West
Toronto, Ontario M5V 1X2
Attn: J. Obie Strickler (obie@grownrogue.com

3.4	Subscriptions are irrevocable subject to the right of the Issuer to terminate the Offering.

3.5	A subscription will only be effective upon its acceptance by the Issuer. Subscriptions will only be accepted if the Issuer is satisfied that, and will be subject to a condition for the benefit of the Issuer that, the Offering can lawfully be made in the jurisdiction of residence of the Subscriber pursuant to an available Exemption and that all other Applicable Securities Laws have been and will be complied with in connection with the proposed distribution. The Issuer may, in its absolute discretion, accept or reject the Subscriber’s subscription for the Offered Shares or Units as set forth in this subscription in whole or in part. The Issuer reserves the right to allot to the Subscriber less than the number of Securities subscribed for under this Agreement. The Subscriber acknowledges and agrees that the acceptance of this Agreement will be conditional upon, among other things, the sale of the Securities to the Subscriber being exempt from any prospectus requirements of Applicable Securities Laws. This Agreement shall be deemed to be accepted only when signed by a duly authorized representative of the Issuer.

3.6	If this subscription is rejected in whole by the Issuer, any certified cheque, money order, bank draft or other form of payment delivered by the Subscriber to the Issuer on account of the aggregate subscription price for the Offered Shares or Units subscribed for will be promptly returned to the Subscriber without any interest paid on such amount. If this subscription is accepted only in part by the Issuer, payment representing the amount by which the payment delivered by the Subscriber to the Issuer exceeds the subscription price of the number of Offered Shares or Units sold to the Subscriber pursuant to a partial acceptance of this subscription will be promptly delivered to the Subscriber without any interest paid on such amount.

3.7	No offering memorandum or other disclosure document has been prepared or will be delivered to the Subscriber in connection with the Offering, and the Subscriber hereby expressly acknowledges and confirms that it has not received, and has no need for, an offering memorandum or other disclosure document in connection with the Offering.

4.	Closing Conditions and Closing Procedure

4.1	Prior to any Closing, the Subscriber will deliver to the offices of the Issuer aggregate subscription funds and subscription documents completed in accordance with the instructions on the face page of this Agreement. On request by the Issuer, the Subscriber agrees to complete and deliver any other documents, questionnaires, notices and undertakings as may possibly be required by regulatory authorities, stock exchanges and Applicable Securities Laws to complete the transactions contemplated by this Agreement.

4.2	The separate tranche Closings will occur on the Closing Date at which time certificates representing the Offered Shares and Units will be available against payment of funds for delivery to the Subscriber as the Subscriber will instruct.

4.3	The Subscriber agrees to subscribe for a number of Offered Shares and Units that total of a purchase price of no less than US$400,000 and which will be completed in two tranches as described in this Agreement.

Schedule A

4.4	The Issuer shall deliver to the Subscriber, at each applicable Closing Date, certificates representing the Offered Shares and Units, as the case may be, together with evidence satisfactory to the Subscriber that the registers of the Issuer have been updated to reflect such issuance.

5.	Reporting and Consent

5.1	The Subscriber expressly consents and agrees to:

(a)	the Issuer collecting personal information regarding the Subscriber for the purpose of completing the transactions contemplated by this Agreement; and

(b)	the Issuer releasing personal information regarding the Subscriber and this Subscription, including the Subscriber’s name, residential address, telephone number, email address and registration and delivery instructions, the number of Securities purchased, the number of securities of the Issuer held by the Subscriber, the status of the Subscriber as an insider or registrant, or as otherwise represented herein, and, if applicable, information regarding the beneficial ownership of the principals of the Subscriber, to securities regulatory authorities in compliance with Applicable Securities Laws, to other authorities as required by law and to the registrar and transfer agent of the Issuer for the purpose of arranging for the preparation of the certificates representing the Securities in connection with the Offering.

The purpose of the collection of the information is to ensure the Issuer and its advisers will be able to issue Securities to the Subscriber in accordance with the instructions of the Subscriber and in compliance with applicable Canadian corporate and securities laws and Canadian Securities Exchange policies, and to obtain the information required to be provided in documents required to be filed with securities regulatory authorities under Applicable Securities Laws and with other authorities as required by law. The Subscriber further expressly consents and agrees to the collection, use and disclosure of all such personal information by securities regulatory authorities and other authorities in accordance with their requirements, including the provision of all such personal information to third party service providers from time to time.

The contact information for the officer of the Issuer who can answer questions about the collection of information by the Issuer is as follows:

Name & Title:	J. Obie Strickler, CEO
Issuer Name:	Grown Rogue International Inc.
Address:	340 Richmond Street West, Toronto, ON M5V 1X2 Canada
Telephone No:	541-613-7173

5.2	The Subscriber expressly acknowledges and agrees that:

(a)	the Issuer may be required to provide applicable securities regulators, or otherwise under the Proceeds of Crime (Money Laundering) and Terrorist Financing Act of Canada, a list setting forth the identities of the purchasers of the Securities and any personal information provided by the Subscriber, and the Subscriber hereby represents and warrants that to the best of the Subscriber’s knowledge, none of the funds representing the subscription proceeds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; the Subscriber hereby further covenants that it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and shall provide the Issuer with appropriate information in connection therewith;

(b)	the Subscriber is not a person or entity identified in the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (“RIUNRST”), the United Nations Al-Qaida and Taliban Regulations (“UNAQTR”), the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea (“UNRDPRK”), the Regulations Implementing the United Nations Resolution on Iran (“RIUNRI”), the Special Economic Measures (Zimbabwe) Regulations (the “Zimbabwe Regulations”), the Special Economic Measures (Burma) Regulations (the “Burma Regulations”) or any other similar statute;

Schedule A

(c)	the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to this Agreement and the Subscriber’s subscription hereunder pursuant to the PCMLA, the Criminal Code (Canada), RIUNRST, UNAQTR, UNRDPRK, RIUNRI, the Zimbabwe Regulations, the Burma Regulations or any other similar statute; and

(d)	the Subscriber shall complete, sign and return such additional documentation as may be required from time to time under Applicable Securities Laws or any other applicable laws in connection with the Offering and this subscription.

5.3	The Subscriber authorizes the indirect collection of Personal Information (as hereinafter defined) by the securities regulatory authority or regulator (each as defined in National Instrument 14-101 Definitions) and confirms that the Subscriber has been notified by the Issuer:

(a)	that the Issuer will be delivering Personal Information to the securities regulatory authority or regulator;

(b)	that the Personal Information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it in Applicable Securities Laws;

(c)	that such Personal Information is being collected for the purpose of the administration and enforcement of Applicable Securities Laws; and

(d)	that the title, business address and business telephone number of the public official who can answer questions about the securities regulatory authority’s or regulator’s indirect collection of the Personal Information is as follows:

(i)	British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6854, Toll free in Canada: 1-800-373-6393, Facsimile: (604) 899-6581, Email: inquiries@bcsc.bc.ca;

(ii)	Alberta Securities Commission, Suite 600, 250 – 5th Street, SW Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, Toll free in Canada: 1-877-355-0585, Facsimile: (403) 297-2082;

(iii)	Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5879, Facsimile: (306) 787-5899;

(iv)	The Manitoba Securities Commission, 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, Toll free in Manitoba 1-800-655-5244, Facsimile: (204) 945-0330;

(v)	Ontario Securities Commission, 20 Queen Street West, 22nd Floor Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, Toll free in Canada: 1-877-785-1555, Facsimile: (416) 593-8122, Email: exemptmarketfilings@osc.gov.on.ca, Public official contact regarding indirect collection of information: Inquiries Officer;

(vi)	Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Facsimile: (514) 873-6155 (For filing purposes only), Facsimile: (514) 864-6381 (For privacy requests only), Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers);

(vii)	Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street,, Suite 300 Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, Toll free in Canada: 1-866-933-2222, Facsimile: (506) 658-3059, Email: info@fcnb.ca;

(viii)	Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458 Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768, Facsimile: (902) 424-4625;

Schedule A

(ix)	Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000 Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569, Facsimile: (902) 368-5283; and

(x)	Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189, Facsimile: (709) 729-6187.

“Personal Information” means any personal information as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time and without limiting the foregoing, but for greater clarity in this Agreement, means information about an identifiable individual, including but not limited to any information about the Subscriber and includes information provided by the Subscriber in this Agreement.

6.	Resale Restrictions and Legending of Securities

6.1	The Subscriber hereby acknowledges and agrees that the Offering is being made pursuant to Exemptions and, as a result, the Securities will be subject to a number of statutory restrictions on resale and trading. Until these restrictions expire, the Subscriber will not be able to sell or trade the Securities unless the Subscriber complies with an Exemption from the prospectus and registration requirements under Applicable Securities Laws. In general, unless permitted under securities legislation, the Subscriber cannot trade the Securities in Canada before the date that is four months and a day after the date of the Closing. See also section 6.3 below.

6.2	The Subscriber acknowledges and agrees that:

(a)	the Securities have not been and will not be registered under the U.S. Securities Act, or any State securities laws, and may not be offered and sold, directly or indirectly, to a U.S. Purchaser without registration under the U.S. Securities Act and any applicable State securities laws, unless an exemption from registration is available;

(b)	the Issuer has no present intention and is not obligated under any circumstances to register the Securities, or to take any other actions to facilitate or permit any proposed resale or transfer thereof in the United States or otherwise by or to or for the account or benefit of a U.S. Purchaser, and in particular, the Subscriber and the Issuer further acknowledge and agree that the Issuer is hereby required to refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration; and

(c)	any Warrants may not be exercised in the United States or by or on behalf of any U.S. Person without registration under the U.S. Securities Act and any applicable State securities laws, unless an exemption from registration is available and the holder of such Warrant furnishes the Issuer with a legal opinion of counsel satisfactory to the Issuer to that effect.

6.3	The foregoing discussion on hold periods and resale restrictions is a general summary only and is not intended to be comprehensive or exhaustive, or to apply in all circumstances. Subscribers are advised to consult with their own advisers concerning their particular circumstances and the particular nature of the restrictions on transfer, the extent of the applicable hold period and the possibilities of utilizing any further Exemptions or the obtaining of a discretionary order to transfer any Securities. Subscribers are further advised against attempting to resell or transfer any Securities until they have determined that any such resale or transfer is in compliance with the requirements of all Applicable Securities Laws, including but not limited to compliance with restrictions on certain pre-trade activities and the filing with the appropriate regulatory authority of reports required upon any resale of the Securities.

6.4	In the event that any of the Securities are subject to a hold period or any other restrictions on resale and transferability, the Issuer will place a legend on the certificates representing the Securities as are required under Applicable Securities Laws, by the Exchange or as the Issuer may otherwise deem necessary or advisable.

Schedule A

7.	Miscellaneous

7.1	The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber, including any fees and disbursements of any special counsel retained by the Subscriber, relating to the purchase, resale or transfer of the Securities, shall be borne by the Subscriber.

7.2	Except as expressly provided for in this subscription and in any agreements, instruments and other documents contemplated or provided for herein, this subscription contains the entire agreement between the parties with respect to the sale of the Offered Shares and Units and there are no other terms, conditions, representations, warranties, acknowledgments and agreements, whether expressed or implied, whether written or oral, and whether made by statute, common law, the parties hereto or anyone else. This subscription may only be amended by instrument in writing signed by the parties hereto.

7.3	Each party to this subscription covenants that it will, from time to time both before and after the Closing, at the request and expense of the requesting party, promptly execute and deliver all such other notices, certificates, undertakings, escrow agreements and other instruments and documents, and shall do all such other acts and other things, as may be necessary or desirable for purposes of carry out the provisions of this subscription.

7.4	The invalidity, illegality or unenforceability of any particular provision of this subscription shall not affect or limit the validity, legality or enforceability of the remaining provisions of this subscription.

7.5	This subscription, including without limitation the terms, conditions, representations, warranties, acknowledgments and agreements contained herein, shall survive and continue in full force and effect and be binding upon the Subscriber and the Issuer notwithstanding the completion of the purchase and sale of the Offered Shares and Units, the conversion or exercise of any Securities and any subsequent disposition thereof by the Subscriber.

7.6	This subscription is not transferable or assignable. This subscription shall enure to the benefit of and be binding upon the parties hereto and its respective successors and permitted assigns.

7.7	This subscription is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Subscriber, in his personal or corporate capacity, irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

7.8	The Issuer shall be entitled to rely on delivery of a facsimile or portable document format (“pdf”) copy of the executed subscription, and acceptance by the Issuer of such facsimile or pdf subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms hereof. The Subscriber acknowledges and agrees that if less than a complete copy of this subscription is delivered to the Issuer at Closing, the Subscriber will be deemed to have agreed to all of the terms and conditions, unaltered, of the pages not delivered at Closing.

7.9	This subscription may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile or pdf transmission thereof.

7.10	The parties hereto acknowledge and confirm that they have requested that this subscription as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont convenu que la présente convention de souscription ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

7.11	Time shall be of the essence hereof.

SCHEDULE B

1.	Representations, Warranties, Covenants, Acknowledgments and Agreements of the Subscriber

1.1	The Subscriber hereby represents, warrants, covenants, acknowledges and agrees for the benefit of the Issuer and its counsel that:

(a)	the Subscriber is resident in the jurisdiction set out on page 2 above, and if such address is not located in Ontario, the Subscriber expressly certifies that it is not resident in Ontario;

(b)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, and in particular no governmental agency or authority, stock exchange or other regulatory body or any other entity has made any finding or determination as to the merit for investment of, nor have any such agencies, authorities, exchanges, bodies or other entities made any recommendation or endorsement with respect to, the Securities;

(c)	there is no government or other insurance covering the Securities;

(d)	there are risks associated with the purchase of the Securities, which are speculative investments that involve a substantial degree of risk, and the Subscriber may lose his, her or its entire investment. The Subscriber has carefully reviewed and is aware of all of the risk factors related to the purchase of Securities of the Issuer. There is no person acting or purporting to act on behalf of the Subscriber (including any beneficial Subscriber), in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Offered Shares or Units, the Subscriber covenants to indemnify and hold harmless the Issuer with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(e)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

(f)	the Issuer has advised the Subscriber that it is relying on one or more exemptions from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Applicable Securities Laws, and as a consequence of acquiring the Securities pursuant to such exemption, certain protections, rights and remedies provided in applicable securities legislation, including statutory rights of rescission or damages, may not be available to it;

(g)	the Subscriber has been further advised that due to the fact that no prospectus has been or is required to be filed with respect to any of the Securities under Applicable Securities Laws (i) the Subscriber may not receive information that might otherwise be required to be provided to it under such legislation, (ii) the Issuer is relieved from certain obligations that would otherwise apply under applicable legislation, and (iii) the Subscriber is restricted from using certain of the civil remedies available under such legislation;

(h)	the Subscriber has had access to all information regarding the Issuer and the Securities that the Subscriber has considered necessary in connection with its investment decision, and, in particular, the Subscriber’s decision to execute this Agreement and purchase the Offered Shares and Units has been based entirely upon its review of the Public Record, including the Issuer’s financial statements, and has not been based upon any written or oral representation or warranty as to fact or otherwise made by or on behalf of the Issuer;

(i)	no person has made to the Subscriber any written or oral representations (i) that any person will resell or repurchase the Securities, (ii) that any person will refund the purchase price for the Securities, (iii) as to the future price or value of the Securities, or (iv) that the Securities will be listed and posted for trading on any stock exchange;

(j)	the Subscriber is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of assessing and evaluating the merits and risks of an investment in the Securities, and is and will be able to bear the economic loss of its entire investment in any of the Securities and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment;

Schedule B

(k)	the Subscriber has been advised to consult its own investment, legal and tax advisers with respect to the merits and risks of an investment in the Securities and Applicable Securities Laws and resale restrictions, and in all cases the Subscriber has not relied upon the Issuer or its counsel or advisers for investment, legal or tax advice, always having, if desired, in all cases sought the advice of the Subscriber’s own personal investment adviser, legal counsel and tax advisers, and in particular, the Subscriber has been advised and understands that it is solely responsible, and none of the Issuer or its counsel or advisers are in any way responsible, for the Subscriber’s compliance with Applicable Securities Laws and resale restrictions regarding the holding and disposition of the Securities;

(l)	the Subscriber has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Agreement, restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Issuer with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation until expiry of the applicable restricted period and compliance with the other requirements of applicable law;

(a)	to the knowledge of the Subscriber, the Offering was not advertised or solicited in any manner in contravention of Applicable Securities Laws, and has not been made through or as a result of any general solicitation or general advertising or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, and the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Offered Shares and Units;

(b)	the Subscriber has no knowledge of a “material fact” or “material change”, as those terms are defined in the Applicable Securities Laws applicable in its jurisdiction of residence, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(c)	the Subscriber is not a “control person” as defined in the policies of the Exchange, will not become a “control person” by virtue of purchasing the Offered Shares and Units as contemplated herein, or any further acquisition of any Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(d)	the Subscriber has the legal capacity and competence to enter into and execute this subscription and to take all actions required pursuant hereto, and if the Subscriber is not an individual, it is also duly formed and validly subsisting under the laws of its jurisdiction of formation and all necessary approvals by its directors, shareholders, partners and others have been obtained to authorize the entering into and execution of this subscription and the taking of all actions required hereto on behalf of the Subscriber. If the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which the Agreement is executed and is legally competent to execute this Agreement and take all action pursuant hereto;the Subscriber, or each principal/beneficial purchaser for whom it is acting, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and the Subscriber, or, each principal/beneficial purchaser for whom it is acting, is able to bear the economic risk of loss of its entire investment. The Subscriber is familiar with the aims and objectives of the Issuer and is informed of the nature of its activities;

(e)	none of the funds the Subscriber is using to purchase the Securities are, to the best knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

(f)	no authorization, consent, order, approval or notice of any federal, provincial, territorial, municipal or foreign regulatory body or official must be obtained or given, and no waiting period must expire, in order that this Agreement and the transactions contemplated herein can be consummated by the Subscriber;

(g)	the Subscriber has duly and validly entered into, executed and delivered this Agreement and it constitutes a legal, valid and binding obligation of the Subscriber enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and as limited by laws relating to the availability of equitable remedies;

Schedule B

(h)	the entering into of this subscription and the transactions contemplated hereby does not and will not, conflict with, result in a violation or breach of, or constitute a default under, any of the terms and provisions of any law, regulation, order or ruling applicable to the Subscriber, or of any agreement, contract or indenture, written or oral, to which it is or may be a party or by which it is or may be bound, and, if the Subscriber is a corporation, its constating documents or any resolutions of its directors or shareholders;

(i)	you acknowledge that legal counsel retained by the Issuer is acting as counsel to the Issuer and not as counsel to you and you may not rely upon such counsel in any respect;

(j)	the Subscriber is not engaged in the business of trading in securities or exchange contracts as a principal or agent and does not hold himself, herself or itself out as engaging in the business of trading in securities or exchange contracts as a principal or agent, or is otherwise exempt from any requirements to be registered under National Instrument 31-103 – Registration Requirements and Exemptions (or, in Québec, Regulation 31-103 respecting Registration Requirements and Exemptions);

(k)	with respect to compliance with the U.S. Securities Act:

(i)	none of the Securities have been registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold except pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

(ii)	the Subscriber is neither an underwriter of, or dealer in, the common shares of the Issuer, nor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(iii)	the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, has no intention to distribute, directly or indirectly, all or any of the Securities to U.S. Purchasers, and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person or person in the United States respecting (A) the transfer or assignment of any rights or interests in any of the Securities; (B) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription or the Securities; or (C) the voting of any securities offered hereby or underlying any securities offered hereby;

(iv)	any person who acquires Securities may at the Issuer’s discretion be required to provide the Issuer with written certification that it is not a U.S. Purchaser; and

(v)	the current structure of this transaction and all transactions and activities contemplated hereunder, and the Subscriber’s participation therein, is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(l)	if the Subscriber is a U.S. Purchaser:

(i)	the Subscriber, by completing Form 1 – U.S. Purchaser Certificate, is representing and warranting to the Issuer that the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Offered Shares and Units, including the potential loss of its entire investment, is aware of the characteristics of the Offered Shares and Units and understands the risks relating to an investment therein, is able to bear the economic risk of loss of its investment in the Offered Shares and Units, and that all information contained in the Subscriber’s completed Form 1 – U.S. Purchaser Certificate is complete and accurate in all respects and may be relied upon by the Issuer;

Schedule B

(ii)	the Subscriber will not acquire the Securities as a result of, and will not itself engage in, any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(iii)	the Subscriber and their adviser(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

(iv)	the Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under Applicable Securities Laws, the certificates representing any of the Securities will bear legends in substantially the form set forth on Form 1 hereto;

(v)	the Issuer will refuse to register any transfer of the Securities not made pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available Exemption from the registration requirements of the U.S. Securities Act or pursuant to Regulation S; and

(vi)	the statutory and regulatory basis for the Exemption claimed for the offer of the Securities would not be available if the Offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act;

(m)	the Issuer may complete additional financings in the future to develop the business of the Issuer and to fund its ongoing development. There is no assurance that such financings will be available and if available, will be on reasonable terms. Any such future financings may have a dilutive effect on current shareholders, including the Subscriber;

(n)	the Subscriber has not received, nor does it expect to receive, any financial assistance from the Issuer, directly or indirectly, in respect of the Subscriber’s purchase of the Securities;

(o)	the Subscriber has not and will not enter into any voting trust or similar agreement that has the effect of directing the manner in which the votes attached to the Securities subscribed for hereunder following the Closing;

(p)	the Subscriber is purchasing the Offered Shares and Units as principal for investment purposes only, for its own account and not for the benefit of any other person and not with a view to, or for resale in connection with, any distribution thereof in violation of any Applicable Securities Laws; and

(q)	if not an individual, the Subscriber is a person described in section 2.10 of NI 45-106 by virtue of the Offered Shares and Units having an acquisition cost to the purchaser of not less than $150,000 paid in cash, and provided that it is not a person that is or has been created or used solely to purchase or hold securities in reliance on the exemption provided by section 2.10 of NI 45-106.

8.	Reliance, Notification, Indemnity and Survival

8.1	The Subscriber acknowledges and agrees that the Issuer and its counsel will and can rely on the representations, warranties, certifications, acknowledgments and agreements of the Subscriber contained in this subscription and otherwise provided by the Subscriber to and with the Issuer to determine the availability of Exemptions should this subscription be accepted, and otherwise in completing the offering, issue and sale of the Securities to the Subscriber in accordance with applicable laws. The Subscriber covenants and agrees to provide to the Issuer evidence of the Subscriber’s qualifications for the Exemption immediately upon request by the Issuer.

8.2	The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information pertaining to the Subscriber herein or otherwise provided in connection with this subscription which takes place prior to Closing.

Schedule B

8.3	The Subscriber acknowledges that the Issuer and its counsel are relying upon the representations, warranties, acknowledgements and covenants of the Subscriber set forth herein (including the schedules attached hereto) in determining the eligibility (from a securities law perspective) of the Subscriber to purchase the Offered Shares and Units under the Offering, and hereby agrees to indemnify the Issuer and its directors, officers, employees, advisers, affiliates, shareholders, representatives and agents (including its legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties, acknowledgements and covenants. To the extent that any person entitled to be indemnified hereunder is not a party to this subscription, the Issuer shall obtain and hold the rights and benefits of this subscription in trust for, and on behalf of, such person, and such person shall be entitled to enforce the provisions of this section notwithstanding that such person is not a party to this subscription.

8.4	The representations, warranties, acknowledgements and agreements made by the Subscriber in this subscription and otherwise provided by the Subscriber and the Issuer shall be true and correct as of the date of execution of this subscription and as of each Closing as if repeated thereat, and shall survive the Closing.

FORM 1

U.S. PURCHASER CERTIFICATE

In addition to the representations, warranties, acknowledgments and agreements contained in the subscription agreement (the “subscription”) to which this Form 1 – U.S. Purchaser Certificate is attached, the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber is purchasing the Securities set out in the subscription as principal, that the Subscriber is a resident of the jurisdiction of its disclosed address set out in the Subscriber’s information on page 2 of the subscription, and:

1.	The Subscriber hereby represents, warrants, acknowledges and agrees to and with the Issuer that the Subscriber:

(a)	is a U.S. Purchaser;

(b)	has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the subscription and it is able to bear the economic risk of loss arising from such transactions;

(c)	is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable State securities laws or if an exemption from such registration requirements is available or registration is otherwise not required under this U.S. Securities Act;

(d)	is not acquiring the Securities as a result of any form of “general solicitation” or “general advertising”, as such terms are defined for purposes of Regulation D under the U.S. Securities Act, including without limitation any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over radio or television or other form of telecommunications, or published or broadcast by means of the Internet or any other form of electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(e)	understands the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an Exemption from such registration requirements provided by Section 4(a)(2) of the U.S. Securities Act and available exemptions under applicable State securities laws.

(f)	if an individual, is a resident of the state or other jurisdiction of its disclosed address set out in the Subscriber’s information on page 2 of its subscription; or if not an individual, has received and accepted the offer to acquire the Securities at the office of the Subscriber at the disclosed address set out in the Subscriber’s information on page 2, of its subscription.

2.	The Subscriber acknowledges and agrees that:

(a)	the Subscriber has not acquired the Securities as a result of, and will not itself engage in any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(b)	if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:

(i)	the sale is to the Issuer;

(ii)	the sale is made outside of the United States pursuant to the requirements of Rule 904 of Regulation S;

(iii)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)	the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and, in the case of paragraphs (iii) and (iv), the Subscriber has prior to such sale furnished to the Issuer an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer;

(c)	upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. State laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER OF SUCH SECURITIES AND ITS SUCCESSORS (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

and provided that if any of the Securities are being sold by the Subscriber in an off-shore transaction and in compliance with the requirements of Rule 904 of Regulation S, at a time when the Issuer is a “foreign issuer” as defined in Rule 902 of Regulation S, the legend set forth above may be removed by providing a declaration to the Issuer and its transfer agent or such other evidence as the Issuer or its transfer agent may from time to time prescribe (which may include an opinion of counsel satisfactory to the Issuer and its transfer agent), to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S;

and provided further, that if any of the Securities are being sold pursuant to Rule 144 of the U.S. Securities Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Issuer’s transfer agent of an opinion satisfactory to the Issuer and its transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act and state securities laws;

(d)	any Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the U.S. Securities Act and any applicable state securities laws unless an exemption from such registration requirements is available and upon the original issuance of the Warrants, and until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(e)	the Issuer may make a notation on its records or instruct the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein and the subscription;

(f)	the Subscriber understands and acknowledges that the Issuer (i) is not obligated to remain a “foreign issuer” within the meaning of Rule 902 of Regulation S, (ii) may not, at the time the Securities are resold by it or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Issuer not to be a foreign issuer;

(g)	the Subscriber understands and agrees that the financial statements of the Issuer have been prepared in accordance with international Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(h)	the Subscriber understands that the Securities are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the Securities and Exchange Commission (the “SEC”) provide in substance that the Subscriber may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and, other than as set out herein, the Subscriber understands that the Issuer has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder). Accordingly, the Subscriber understands that absent registration, under the rules of the SEC, the Subscriber may be required to hold the Securities indefinitely or to transfer the Securities in the United States or to U.S. Persons in “private placements” which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Subscriber. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time; and

(i)	the funds representing the subscription price which will be advanced by the Subscriber to the Issuer hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to the subscription and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and that no portion of the subscription price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith.

* * * * * * *

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the Subscriber shall give the Issuer immediate written notice thereof.

Capitalized terms not specifically defined in this Certificate have the meaning ascribed to them in the subscription to which this Certificate is attached.

The Subscriber acknowledges and agrees that the Issuer will and can rely on this Certificate in connection with the Subscriber’s subscription.

IN WITNESS, the undersigned has executed this Certificate as of the ______ day of __________, 2021.

If a corporation, partnership or other entity:	If an individual:

Print Name of Subscriber	Jakob Iotte

Signature of Authorized Signatory	/s/ Jakob Iotte

Name and Position of Authorized Signatory

Jurisdiction of Residence of Subscriber	Florida